HAAS PETROLEUM ENGINEERING SERVICES, INC.

2100 ROSS AVENUE
SUITE 1450
DALLAS, TEXAS 75201
PHONE (214) 754-7090
FAX (214) 754-7092

CONSENT OF HAAS PETROLEUM ENGINEERING SERVICES, INC.

As independent oil and gas consultants, Haas Petroleum Engineering Services, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form 10 (together with any amendments thereto, the "Registration Statement") (File No. 53093) of Maxim TEP, Inc. of information from our reserve report dated April 17, 2008, relating to the appraisal of certain oil reserves located in the Belton Field, Mulenberg County, Kentucky as of January 1, 2008 and our reserve report dated April 22, 2008, relating to the appraisal of certain oil reserves located in the Smackover Creek Prospect Leases, Stephens Field, Columbia County, Arkansas as of January 1, 2008.

We hereby consent to all references to our firm included in or made a part of the Registration Statement and any Prospectus to which such Registration Statement relates.

/s/ HAAS PETROLEUM ENGINEERING SERVICES, INC
HAAS PETROLEUM ENGINEERING SERVICES, INC.

Dallas, Texas
June 24, 2008